UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2019

GLOBAL FIBER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52047	11-3746201
(Commission File Number)	(IRS Employer Identification No.)

142 Belmont Drive #1 Somerset, New Jersey	08873
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 390-0072

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 18, 2019, Global Fiber Technologies, Inc. (“GFTX” or the “Company”) completed its acquisition of certain assets from AH Originals, Inc. (“AH”) in accordance with the asset purchase agreement (the “Purchase Agreement”) entered into on May 28, 2019. The assets acquired included: equipment (which includes a Della’ Orco Sample Line, Electro Steam Boiler/Steamer and Schulz 5 HP Condenser), inventory, materials, intellectual property (including PCT/US2018/047918 - Authenticatable Articles, Fabric and Method of Manufacture, 16/311,095 - Authenticatable Articles, Fabric and Method of Manufacture, as well as the rights the trademarks, trade names, logos, etc. For “Authentic Heroes”, “Feel the Bond”, and “Event Worn Reborn”), along with all domain names of AH.

The aggregate consideration paid at closing was $960,000, with $447,150 payable via a promissory note at 3% interest with an amended loan term with an initial term of one-year and eight options for the noteholder to extend the maturity date for three-month periods, as opposed to the original three-year term. The balance of the purchase price was paid through the delivery to Seller of 6,400,000 shares of the Company’s common stock and 200,000 shares of common stock of Authentic Heroes, Inc. (a subsidiary created by the Company to receive and operate the purchased assets). The Company did not assume any liabilities of AH other than the lease for the facility where the equipment purchased is located.

The shares of common stock were issued to AH in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) of the Securities Act.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, previously filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed on May 29, 2019 and incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

In conjunction with the closing of the Purchase Agreement, the Company issued 6,400,000 shares of the Company’s common stock to AH. The shares of common stock were issued to AH in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act.

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SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL FIBER TECHNOLOGIES, INC.

Date: June 18, 2019	By:	/s/ Christopher Giordano
Christopher Giordano
President and Co-Chairman

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